Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-90452, 33-94594, 333-10811, 333-74269 and 333-89962 each on Form S-8, of The Gymboree Corporation and subsidiaries of our report dated March 14, 2003 (April 24, 2003 as to Note 5), appearing in this Annual Report on Form 10-K of The Gymboree Corporation and subsidiaries for the fiscal year ended February 1, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California
April 30, 2003